VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time in the U.S. on the day immediately preceding the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CHIQUITA BRANDS INTERNATIONAL, INC.
550 SOUTH CALDWELL STREET
CHARLOTTE, NC 28202

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time in the U.S. on the day immediately preceding the meeting. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M77480-S22204

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CHIQUITA BRANDS INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5.	**For**	**Against**	**Abstain**
1. Adopt the transaction agreement, dated March 10, 2014, among Chiquita Brands International, Inc., Fyffes plc, Twombly One Limited (now known as ChiquitaFyffes Limited), CBII Holding Corporation and Chicago Merger Sub, Inc., and approve the merger.	☐	☐	☐
2. Approve, on a non-binding advisory basis, the reduction of the share premium of ChiquitaFyffes to allow the creation of distributable reserves of ChiquitaFyffes which are required under Irish law in order to allow ChiquitaFyffes to make distributions and to pay dividends and repurchase or redeem shares following completion of the combination.	☐	☐	☐
3. Approve, on a non-binding advisory basis, the compensation that will or may become payable to Chiquita's named executive officers that is based on or otherwise related to the proposed combination.	☐	☐	☐
4. Approve the Amended Chiquita Stock and Incentive Plan.	☐	☐	☐
5. Approve any motion to adjourn the Chiquita special meeting, or any adjournments thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Chiquita special meeting to adopt the transaction agreement and approve the merger, (ii) to provide to Chiquita shareholders in advance of the special meeting any supplement or amendment to the proxy statement/prospectus or (iii) to disseminate any other information which is material to the Chiquita shareholders voting at the special meeting.	☐	☐	☐

NOTE: The proxies are further authorized in their discretion to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, NC 28202

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M77481-S22204

CHIQUITA BRANDS INTERNATIONAL, INC.
THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Edward F. Lonergan and James E. Thompson, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock, par value $ .01 per share, which the undersigned would be entitled to vote at the Special Meeting of Shareholders of Chiquita Brands International, Inc. to be held September 17, 2014 at 9:00 a.m. local time, or any adjournment of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side